                                                                     EXHIBIT 4.2

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT effective as of November 2, 2000 (this "Amendment"), by and among THE DIXIE GROUP, INC., a Tennessee corporation (the "Borrower"), SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta, a Georgia banking corporation ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of SunTrust or such other banks and lending institutions which become "Lenders" as provided herein (SunTrust, and such other banks, lending institutions, and assignees referred to collectively as "Lenders"), SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A., as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H :

         WHEREAS, Borrower, the Lenders, the Administrative Agent and the Documentation Agent are parties to that certain Credit Agreement, dated as of March 31, 1998, as amended by that certain First Amendment to Credit Agreement, effective December 26, 1998, and as amended by that certain Second Amendment to Credit Agreement, effective October 5, 2000 (as amended or modified, the "Credit Agreement");

         WHEREAS, Borrower, the Lenders, the Administrative Agent and the Documentation Agent have agreed to make certain modifications to the Credit Agreement subject to the terms, conditions and requirements set forth in this Amendment.

         NOW THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto, intending to be legally bound, hereby amend the Credit Agreement as follows:

                  A. AMENDMENTS TO THE CREDIT AGREEMENT

         1. Section 1.01 of the Credit Agreement is hereby amended by replacing the definitions of "Agents", "Applicable Commitment Fee Percentage", "Applicable Margin", "Credit Documents", "Debt", "EBIT", "EBITDA", "Interest Coverage Ratio", "Interest Expense", "Material Subsidiary", "Maturity Date", "Net Income", "Net Worth", "Revolving Loan Termination Date", "Securitization Documents", "Securitization Program", "Subordinated Debt", "Subsidiary", "Subsidiary Guaranty Agreement", and "Total Funded Debt" in their entirety with the following:

                  "Agents" shall mean collectively, the Administrative Agent, the Collateral Agent and the Documentation Agent.

                  "Applicable Commitment Fee Percentage" shall mean, with respect to any calculation of the Revolving Loan Commitment Fee hereunder, (i) from the Third Amendment Effective Date through the date which is two days after the date that the Borrower is required to deliver its quarterly financial statements for the quarter ending March 31, 2001, one-half of one percent (0.50%) per annum, and

         (ii) thereafter, the applicable percentage determined from the chart set forth below based on Borrower's ratio of Total Funded Debt to EBITDA, as of the relevant date of determination,

                                                       > 3.50 and     > 4.00 and      > 4.50 and
                  Total Funded Debt                    -              -               -
                     to EBITDA              < 3.50     < 4.00         < 4.50          < 5.00          > 5.00
                     ---------              ------     ----------     ----------      ----------      -----
                  Applicable Commitment     .25%       .375%          .375%           .50%            .50%
                  Fee Percentage

                  Each change in the Applicable Commitment Fee Percentage shall be effective from and after the date that any change in the Applicable Margin is effective.

                  "Applicable Margin" shall mean, with respect to all Loans, (i) from the Third Amendment Effective Date through the date which is two days after the date that the Borrower is required to deliver its quarterly financial statements for the quarter ending March 31, 2001,
         (A) two and three quarters percent (2.75%) per annum for all Revolving Loans that consist of Eurodollar Borrowings and (B) one and one-half of one percent (1.50%) per annum for all Loans that consist of Base Rate Borrowings, and (ii) thereafter, the applicable percentage determined from the chart set forth below based on Borrower's ratio of Total Funded Debt to EBITDA for the preceding four quarter period then ending, as determined quarterly based upon the financial statements delivered by the Borrower pursuant to this Agreement, with such Applicable Margin to be effective, with respect to calculations based upon the quarterly unaudited financial statements delivered pursuant to
         Section 7.07(b) of this Agreement, as of the second Business Day following the date the Administrative Agent receives the Borrower's applicable financial statements:

                                                            > 3.50 and    > 4.00 and      > 4.50 and
                  Total Funded Debt                         -             -               -
                     to EBITDA                   < 3.50     < 4.00        < 4.50          < 5.00         > 5.00
                     ---------                   ------     ----------    ----------      ----------     ------
                  Applicable Margin              1.75%       2.00%           2.25%        2.50%          2.75%
                  for Eurodollar Borrowings

                  Applicable Margin               .50%        .75%           1.00%        1.25%          1.50%
                  for Base Rate Borrowings

                  "Credit Documents" shall mean and include, as the context requires, this Agreement, the Subsidiary Guaranty Agreement, the Masland Bonds, the Parent Guaranty, the Dixie Reimbursement Agreement, the Letters of Credit, the Security Documents and any and all other instruments, agreements, documents and writings contemplated hereby or executed in connection herewith.

                  "Debt" of any Person shall mean, without duplication, (i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such

         Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade), (iv) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) capitalized lease obligations of such Person, (vi) obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) guaranties by such Person of the type of indebtedness described in clauses (i) through (v) above, (viii) all indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) off-balance sheet liability retained in connection with asset securitization programs, real estate synthetic leases, real estate sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, (xi) obligations under any Interest Rate Contracts and (xii) advances under any factoring arrangement pursuant to which such Person sells its accounts on a recourse or non-recourse basis; provided, however, that in no event shall Debt include any earnout obligations of the Borrower and its Subsidiaries incurred in connection with the acquisition of Fabrica International, Inc., Chroma Technologies, Inc. and Multitex, Inc.

                  "EBIT" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) the Consolidated Net Income (Loss) of the Borrower and its Subsidiaries for such period, plus, (b) to the extent deducted in determining Net Income for such period, (i) Interest Expense of the Consolidated Companies for such period, (ii) income tax expense (whether paid or deferred) of the Consolidated Companies for such period determined in on a consolidated basis in accordance with GAAP, (iii) any other non-cash charges of the Consolidated Companies for such period determined in on a consolidated basis in accordance with GAAP and (iv) other non-recurring, non-operating consolidation expenses, not to exceed $7,553,000 in the aggregate so long as such expenses are incurred in the third and fourth fiscal quarters of the Borrower's fiscal year 2000, to the extent approved by the Administrative Agent in its sole discretion; provided, however, that with respect to any Person, or substantially all of the assets of a Person, that became a Subsidiary of, or was merged with or consolidated into, or acquired by, the Borrower or any of its Subsidiaries in accordance with the terms of this Agreement, during such period, "EBIT" shall also include the EBIT of such Person or the EBIT attributable to such assets during such period as if such Person or assets were acquired as of the first day of such period.

                  "EBITDA" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to (i) EBIT for such period, plus (ii) to the extent


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

         subtracted in determining Consolidated Net Income (Loss) of the Borrower and its Subsidiaries for such period, the sum of (x) amortization expense and (y) depreciation expense of the Consolidated Companies, in each case, determined on a consolidated basis for such period in conformity with GAAP; provided, however, that with respect to any Person, or substantially all of the assets of a Person, that became a Subsidiary of, or was merged with or consolidated into, or acquired by, the Borrower or any of its Subsidiaries in accordance with the terms of this Agreement, during such period, "EBITDA" shall also include the EBITDA of such Person or the EBITDA attributable to such assets during such period as if such Person or assets were acquired as of the first day of such period.

                  "Interest Coverage Ratio" shall mean, as of any date, the ratio of (i) EBITDA for the twelve-month period ending on or immediately prior to such date to (ii) Interest Expense for the twelve-month period ending on or immediately prior to such date.

                  "Interest Expense" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of capital leases capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Currency Contracts during such period (whether or not actually paid or received during such period); provided, however, that with respect to any Person, or substantially all of the assets of a Person, that became a Subsidiary of, or was merged with or consolidated into, or acquired by, the Borrower or any of its Subsidiaries in accordance with the terms of this Agreement, during such period, "Interest Expense" shall also include the Interest Expense of such Person or the Interest Expense attributable to such assets during such period as if such Person or assets were acquired as of the first day of such period.

                  "Material Subsidiary" shall mean each Subsidiary of the Borrower, now existing or hereafter established or acquired, that at any time prior to the Maturity Date, has or acquires total assets in excess of $1,000,000, or that is otherwise material to the operations or business of the Borrower or another Material Subsidiary or that has guaranteed any Subordinated Debt; provided that, for so long as Dixie Funding II, Inc. holds no assets and undertakes no activities other than in connection with the Securitization Program, Dixie Funding II, Inc. shall not be deemed to be a Material Subsidiary of the Borrower.

                  "Maturity Date" shall mean the earlier of (i) March 31, 2003, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

                  "Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein)(i) any extraordinary gains or losses and (ii) any gains attributable to write-ups of assets; provided, however, that to the extent during such period, the percentage of Chroma Technologies, Inc.'s net income (the "Net Income Percentage") actually distributed to the Borrower is less than 75% of Chroma Technologies, Inc.'s net income for such period, then "Net Income" for such period with respect to Chroma Technologies, Inc. shall only include an amount equal to the Net Income Percentage of Chroma Technologies, Inc.'s net income.

                  "Net Worth" shall mean, as of any date, (i) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus (ii) the sum of (A) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP and (B) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

                  "Revolving Loan Termination Date" shall mean the earlier of
         (i) March 31, 2003, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

                  "Securitization Documents" shall mean all documents from time to time executed in connection with the Securitization Program, including without limitation that certain Loan Agreement, dated as of June 23, 2000, among Dixie Funding II, Inc. as borrower, the Borrower, as Servicer, Three Pillars Funding Corporation, as lender and SunTrust Equitable Securities Corporation, the First Tier Purchase Agreement, dated as of June 23, 2000, between Borrower, Carriage Industries, Inc., Bretlin, Inc., Candlewick Yarns, Inc. and Dixie Logistics, Inc., and that certain Receivables Purchase Agreement, dated as of June 23, 2000, between Dixie Funding II, Inc. and the Borrower, in each case as amended, modified or supplemented from time to time.

                  "Securitization Program" shall mean that certain accounts receivable purchase program established by the Borrower and its wholly-owned subsidiary, Dixie Funding II, Inc., for the sale of the accounts receivable of the Borrower and certain of its Subsidiaries to Dixie Funding II, Inc. for further transfer to a trust or series of trusts in return for certain interests in such trust or trusts with such interests in an aggregate amount not to exceed $60,000,000 to be sold to certain third party investors with all other interests in such trust or trusts to be retained by Dixie Funding II, Inc. or the Borrower.

                  "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding capital stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

                  "Subsidiary Guaranty Agreement" shall mean the Amended and Restated Subsidiary Guaranty Agreement executed by each of the Material Subsidiaries of the Borrower in favor of the Lenders and the Administrative Agent, substantially in the form of Exhibit C as the same may be amended, restated or supplemented from time to time.

                  "Subordinated Debt" shall mean any Debt of the Borrower or any Subsidiary (i) that is expressly subordinated to the Debt and other obligations arising under the Credit Documents on terms reasonably satisfactory to the Administrative Agent and the Required Lenders, (ii) that matures by its terms no earlier than six months after the later of the Revolving Loan Termination Date or the Maturity Date then in effect, and (iii) that is evidenced by an indenture or other similar agreement that is in a form satisfactory to the Administrative Agent and the Required Lenders.

                  "Total Funded Debt" shall mean, at any time, all then currently outstanding obligations, liabilities and indebtedness of the Borrower and its Subsidiaries on a consolidated basis of the types described in the definition of Debt (other than as described in subsections (vi) and (vii) thereof), including, but not limited to, all Loans and Letter of Credit Obligations under the Credit Documents.

         2. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions of "Carriage Pledge Agreement", "Collateral", "Collateral Agent", "Collateral Assignments", "Copyright Security Agreement", "Deed of Trust Properties", "Deeds of Trust", "Dixie Pledge Agreement", "Environmental Indemnity", "Hazardous Materials", "Landlord Waiver", "Loans", "Master Account Agreement", "Patent Security Agreement", "Perfection Certificate", "Pledge Agreements", "Processor Agreements", "Real Estate", "Real Estate Documents", "Security Agreement", "Security Documents", "SunTrust Note", "Trademark Security Agreement" and "Third Amendment Effective Date" in the appropriate alphabetical order:

                  "Carriage Pledge Agreement" shall mean that certain Pledge Agreement, dated as of the date hereof, executed by Carriage Industries, Inc. in favor of the

         Collateral Agent, for the benefit of the Lenders and SunTrust Bank individually, as amended, restated, supplemented or otherwise modified from time to time.

                  "Collateral" shall mean all tangible and intangible property, real and personal, of any Credit Party that is the subject of a Lien granted pursuant to a Security Document to the Administrative Agent for the benefit of the Lenders to secure the whole or any part of the Obligations or any guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing.

                  "Collateral Agent" shall mean SunTrust Bank, as Collateral Agent for the Lenders under the Credit Agreement and for itself (and its successors and assigns) as the lender under the SunTrust Note.


                  "Collateral Assignments" shall mean all collateral assignments of lease and collateral assignments of distribution agreements delivered by any Credit Party to the Collateral Agent, all in form and substance satisfactory to the Collateral Agent, as each may be amended, restated, modified or otherwise supplemented from time to time.

                  "Copyright Security Agreement" shall mean those Copyright Security Agreements, dated as of the date hereof, executed by the Borrower and any of its Subsidiaries in favor of the Collateral Agent, for the benefit of the Lenders and SunTrust Bank individually, as amended, restated, supplemented or otherwise modified from time to time.

                  "Deed of Trust Properties" shall mean, collectively, the Real Estate subject to the Deeds of Trust.

                  "Deeds of Trust" shall mean each of the deeds of trust, leasehold deeds of trust, mortgages, leasehold mortgages, deeds to secure debt, leasehold deeds to secure debt or other real estate security documents delivered by any Credit Party to the Collateral Agent, all in form and substance satisfactory to the Collateral Agent, as each may be amended, restated, modified or otherwise supplemented from time to time.

                  "Dixie Pledge Agreement" shall mean that certain Pledge Agreement, dated as of the date hereof, executed by the Borrower in favor of the Collateral Agent, for the benefit of the Lenders and SunTrust Bank individually, as amended, restated, supplemented or otherwise modified from time to time.

                  "Environmental Indemnity" shall mean the Environmental Indemnity, to be executed by the Borrower in favor of the Collateral Agent, for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

                  "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Landlord Waiver" shall mean any and all Landlord Waivers, by and among the Borrower, the Collateral Agent and the landlords at which the Borrower or any of the Material Subsidiaries leases Real Estate, as amended, restated, supplemented or otherwise modified from time to time.

                  "Loans" shall mean, collectively, the Revolving Loans, the Term Loans and the Swing Line Loans.

                  "Master Account Agreement" shall mean that certain Master Account Agreement, dated as the Third Amendment Effective Date, by and between the Borrower and the Collateral Agent, as amended, restated, supplemented or otherwise modified.

                  "Patent Security Agreement" shall mean those Collateral Assignment and Security Agreements (Patents), dated as of the date hereof, executed by the Borrower and any of its Subsidiaries in favor of the Collateral Agent, for the benefit of the Lenders and SunTrust Bank individually, as amended, restated, supplemented or otherwise modified from time to time.

                  "Perfection Certificate" shall have the meaning assigned to such term in the Security Agreement.

                  "Pledge Agreements" shall mean, collectively, the Carriage Pledge Agreement and the Dixie Pledge Agreement.

                  "Processor Agreements" shall mean all agreements entered into among the Credit Parties, the Collateral Agent and the third-party processors of inventory of the Credit Parties, all in form and substance satisfactory to the Collateral Agent, as each may be amended, restated, modified or otherwise supplemented from time to time.

                  "Real Estate" shall mean all real property owned or leased by the Borrower and its Subsidiaries listed on Schedule 1.1R.

                  "Real Estate Documents" shall mean collectively, the Deeds of Trust, the Environmental Indemnity, the Collateral Assignments, the Processor Agreements and all other documents, instruments, agreements and certificates executed and delivered by any Credit Party to the Collateral Agent in connection with the foregoing.

                  "Security Agreement" shall mean that certain Security Agreement, dated as of the Third Amendment Effective Date, executed by the Borrower and each Material Subsidiary in favor of the Collateral Agent for the benefit of the Lenders and SunTrust Bank individually, as amended, restated, supplemented or otherwise modified from time to time.

                  "Security Documents" shall mean, collectively, the Security Agreement, the Pledge Agreements, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Deeds of Trust, the other Real Estate Documents, any Landlord Waivers, the Master Account Agreement, the Perfection Certificate, and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations or any guarantee thereof, all UCC-1 financing statements, fixture financing statements, stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Credit Party to the Collateral Agent in connection with the foregoing.

                  "SunTrust Note" shall mean that certain Promissory Note, dated as of August 15, 2000, executed by the Borrower in favor of SunTrust Bank in the committed amount of $5,000,000, as amended or modified.


                  "Trademark Security Agreement" shall mean those certain Collateral Assignment and Security Agreements (Trademarks), dated as of the date hereof, executed by the Borrower and any of its Subsidiaries in favor of the Collateral Agent, for the benefit of the Lenders and SunTrust Bank individually, as amended, restated, supplemented or otherwise modified from time to time.

                  "Third Amendment Effective Date" shall mean November 2, 2000.

         3. Section 2.02(b) of the Credit Agreement is hereby amended by deleting the first sentence of said subsection and replacing it with the following:

                  (b) Each Revolving Loan shall, at the option of the Borrower, be made or continued as, or converted into, part of one of Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances.

         4. Section 3.01(b) of the Credit Agreement is hereby amended by deleting the first two sentences of said subsection and replacing them with the following

                  (b) Each Term Loan shall, at the option of the Borrower, be made or continued as, or converted into, part of one of Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Term Loans consisting of Eurodollar Advances shall be not less than $5,000,000 or a greater integral multiple of $1,000,000 and the aggregate principal amount of each Borrowing of Term Loans consisting of

         Base Rate Advances shall not be less than $1,000,000 or greater integral multiple of $1,000,000.

         5. Section 3.02(b) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

                  (b) The Borrower agrees to repay the Term Loans in consecutive quarterly installments, commencing on December 31, 2000, and continuing on the last day of each calendar quarter (each, a "Mandatory Reduction Date") in accordance with the chart set forth below:

                  Date of Payment                      Quarterly Payment Amount
                  ---------------                      ------------------------
                  December 31, 2000                          $ 1,635,577
                  March 31, 2001                             $ 1,635,577
                  June 30, 2001                              $ 1,635,577
                  September 30, 2001                         $ 1,635,577
                  December 31, 2001                          $ 1,635,577
                  March 31, 2002                             $ 1,635,577
                  June 30, 2002                              $ 1,635,577
                  September 30, 2002                         $ 1,635,577
                  December 31, 2002                          $ 1,635,577
                  March 31, 2003                             $15,447,115

                  Additionally, the Term Loans shall be repaid as required by
         Section 3.03 hereof. Any remaining principal and interest with respect to the Term Loans shall be due and payable in full on the Maturity Date.

         6. Section 3.03(a) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

                  (a) No mandatory prepayment shall be required pursuant to this Section 3.03 except in connection with an Asset Disposition or series of related Asset Dispositions where the aggregate value of the assets subject to such Asset Disposition(s) exceeds $1,000,000 (based on the Asset Fair Market Values thereof); provided, that, regardless of the value of the assets disposed of, no mandatory prepayment shall be required with respect to (i) Asset Dispositions resulting from loss, damage, destruction, or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds, (ii) Asset Dispositions occurring as a part of any sale and leaseback transactions permitted pursuant to Section 8.07, (iii) the Tarboro Disposition, and
         (iv) Asset Dispositions in connection with off-balance sheet financings resulting in Deemed Debt hereunder. Whenever any Asset Disposition shall have occurred in which such Asset Fair Market Values shall have equaled or exceeded such amount, then within fifteen (15) Business Days after each date on which any Consolidated Company receives any Net Proceeds as a result of or in connection with an Asset Disposition by any Consolidated Company, the Term Loans shall be prepaid, or in the even that the Term Loans have been prepaid in full, the Total Commitments shall be reduced, on a pro rata basis by an amount equal to 50% the Net Proceeds of such Asset Disposition plus interest accrued and unpaid on the amount of such prepayment; provided that, in the event that the Borrower has invested or intends to reinvest the Net Proceeds of such Asset Disposition in other capital assets to be used in the business of the Borrower, the Borrower may deliver to the Administrative Agent a certificate of a Financial Officer (a "Reinvestment Certificate") of the Borrower indicating either that Borrower has reinvested or that Borrower intends to reinvest such Net Proceeds in capital assets to be used in Borrower's business within 180 days (or such longer period as may be allowed in the definition of Net Proceeds in the case of certain Asset Dispositions), then the application of the Net Proceeds of such Asset Disposition to repay the Term Loans or reduce the Total Commitments hereunder shall not be required. At the end of such 180 day period (or such longer period as may be specified in the applicable Reinvestment Certificate in the circumstances described above), 50% of the Net Proceeds of such Asset Disposition in excess of $100,000 which have not been used as set forth in the Reinvestment Certificate shall immediately be used to repay the Term Loans or, in the event that the Term Loans have been paid in full, to reduce the Total Commitments as provided herein.


         7. Section 4.03(a) of the Credit Agreement is hereby amended by adding the word "and" to the end of subsection (i), by deleting the word "and" from the end of subsection (ii) and by deleting subsection (iii) thereto in its entirety.

         8. Sections 4.04(a) and (b) of the Credit Agreement are hereby amended by replacing such subsections thereof with the following:

                  (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, the Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either (i) a 1, 2, or 3 month period at any time during the one year period after the Third Amendment Effective Date or (ii) a 1, 2, 3 or 6 month period at any time at any time thereafter.

         9. Section 7.07 of the Credit Agreement are hereby amended by renumbering subsection (u) as subsection (v) and adding the following as a new subsection (u) thereof:

                  (u) promptly after the institution of, notice of any claim arising in tort with respect to which any Credit Party is the claimant and is alleging damages of at least $1,500,000;

         10. Section 8.02 of the Credit Agreement is hereby amended by replacing subsection (c) and (j) thereof in their entirety with the following:

                  (c) (i) Debt owing to a Credit Party in the form of Intercompany Advances, payable on demand and (ii) Investments in Subsidiaries permitted by Section 8.03; provided that the aggregate amount of Intercompany Advances at any one time outstanding from the Borrower to its Subsidiaries (excluding amounts owed by Dixie Funding or Dixie Funding II to the Borrower in connection with the Securitization Program) shall not exceed $85,000,000 at any time outstanding; plus

                  (j) Deemed Debt incurred in connection with the Securitization Program; plus

         11. Section 8.06 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  SECTION 8.06. LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under operating leases or agreements to lease (other than capital leases) which would cause the direct or contingent liabilities of the Borrower and its Subsidiaries, on a consolidated basis, to exceed $12,500,000 payable in any period of twelve consecutive calendar months.

         12. Section 8.07 of the Credit Agreement is hereby amended by adding the following as a new clause (iii) at the end of such section:

         or (iii) in connection with the purchase of new equipment by the Borrower and its Subsidiaries which is sold and leased back by the Borrower or such Subsidiary within 45 days after such new equipment is purchased.

         13. Section 8.11 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

         SECTION 8.11. FINANCIAL COVENANTS. In the case of the Borrower, permit:

                  (a) Total Funded Debt to EBITDA. Its ratio of (i) Total Funded Debt as of the last day of any fiscal quarter of the Borrower to
         (ii) EBITDA for the four fiscal quarter period ending on such date to be greater than the following levels for the following periods:

                  Period:                                      Maximum Ratio:
                  ------                                       --------------
         Third fiscal quarter of the Borrower's
         fiscal year 2000 through and including
         the second fiscal quarter of fiscal year
         2001                                                     5.5:1.0

         Third fiscal quarter of the Borrower's
         fiscal year 2001                                         5.0:1.0

         Fourth fiscal quarter of the Borrower's
         fiscal year 2001                                         4.5:1.0

         Each fiscal quarter thereafter                           4.0.1.0

                  (b) Senior Funded Debt to EBITDA. Its ratio of (i) Senior Funded Debt as of the last day of any fiscal quarter of the Borrower to
         (ii) EBITDA for the four fiscal quarter period ending on such date to be greater than the following levels for the following periods:

                  Period:                                      Maximum Ratio:
                  ------                                       --------------
         Third fiscal quarter and fourth fiscal
         quarter of the Borrower's fiscal year
         2000                                                     3.65:1.0

         First and second fiscal quarter of the
         Borrower's fiscal year 2001                               3.5:1.0

         Third fiscal quarter of the Borrower's
         fiscal year 2001                                          3.3:1.0

         Each fiscal quarter thereafter                            3.0.1.0

                  (c) Interest Coverage Ratio. Its Interest Coverage Ratio to be less than the following levels for the following periods, tested as of the last day of each fiscal month during the first twelve months ending after the Third Amendment Effective Date and as of the last day of each fiscal quarter thereafter:

                  Period:                                      Maximum Ratio:
                  ------                                       --------------

         Fiscal month ending on or about October 31, 2000
         through and including the fiscal month ending
         on or about September 30, 2001                            2.5:1.0

         Fiscal quarter ending on or about December 31, 2001      2.75:1.0

         Each fiscal quarter thereafter                            3.0.1.0

                  (d) Consolidated Net Worth. Fail to maintain as of the last day of each fiscal quarter of Borrower, Net Worth equal to or greater than the Minimum Compliance Level plus 50% of the Net Income of the Borrower earned during the current fiscal year, calculated on a cumulative basis for such fiscal year; provided, however, in the event that the Consolidated Companies suffer a net loss for any year-to-date fiscal period, Net Income shall be deemed to be $0. The "Minimum Compliance Level" shall, as of any date of determination, be equal to the sum of

         (x) $103,000,000 plus (y) an additional amount calculated as of the last day of each fiscal year of Borrower, commencing with fiscal year 2000 and added to the Minimum Compliance Level then in effect as of the last day of such fiscal year, equal to 50% of the Net Income for such fiscal year of Borrower then ending; provided, however, in the event that the Consolidated Companies suffer a net loss for any fiscal year, Net Income shall be deemed to be $0, and further provided that amounts calculated pursuant to clause (y) above shall be permanent increases in the Minimum Compliance Level so that in no event shall the Minimum Compliance Level at any date of determination be less than the amount required at any preceding date of determination.

         14. Section 11.05 of the Credit Agreement is amended by replacing all references contained therein to "the Administrative Agent" to "the Administrative Agent and the Collateral Agent".

         15. Section 11.17 of the Credit Agreement is amended by adding the following as subsection (d) thereof:

                  (d) release any guarantor or limit the liability of any such guarantor under any guaranty agreement, or release all or substantially all of the collateral securing any of the Obligations;

         16. Article XI of the Credit Agreement is hereby amended by inserting the provisions set forth on Exhibit A hereto at the end of such Article. Each Lender hereby acknowledges and agrees that all Collateral secures, on a pari passu basis, the Obligations and all obligations and indebtedness owed to SunTrust Bank under the SunTrust Chattanooga Note, in an aggregate principal amount of indebtedness not to exceed $5,000,000, and that the proceeds of any Collateral realized upon the exercise of any remedies of the Collateral Agent or the Lenders shall be applied in accordance with the specific terms of the Security Documents.

         17. Schedule 1.1R attached hereto is hereby added as Schedules 1.1R to the Credit Agreement.

         18. Schedule 6.01 and Schedule 8.01 the Credit Agreement are hereby amended by replacing such Schedules in their entirety with Schedule 6.01 and Schedule 8.01 to this Amendment.

         19. Exhibit C to the Credit Agreement is hereby amended by replacing such Exhibit in its entirety with Exhibit C to this Amendment.

         20. All references to "Loan Document" or "Loan Documents" contained in the Credit Agreement are hereby amended to refer to "Credit Document" or "Credit Documents".

                            B. CONDITIONS PRECEDENT:

         This Amendment shall become effective, when and only when, the following conditions have been fulfilled to the satisfaction of the Administrative Agent:

         1. The Administrative Agent shall have received the fee agreed to by the parties in that certain Fee Letter, dated as of the date hereof, by and between the Company and the Administrative Agent on behalf of the Lenders (the "Third Amendment Fee"), to be distributed pro rata to the Lenders, together with all other fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrowers hereunder, under any other Credit Document and under any agreement with the Administrative Agent.

         2. Administrative Agent shall have received executed originals of this Amendment and all of the following documents, each (unless otherwise indicated) being dated the Third Amendment Effective Date, in form and substance satisfactory to the Lenders:

                  (a) the duly completed and executed Revolving Credit Notes in favor of each Lender in the amount of its Revolving Commitment Amount;

                  (b) the duly completed and executed Term Notes in favor of each Lender in the amount of its Term Loan;

                  (c) the duly executed Amended and Restated Guaranty, executed by all Guarantors;

                  (d) the duly executed Security Agreement and Master Account Agreement, together with (A) UCC-1 financing statements and other applicable documents under the laws of the jurisdictions with respect to the perfection of the Liens granted under the Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly executed by the Borrower and the other Credit Parties, and (B) a Perfection Certificate duly completed and executed by the Borrower;

                  (e)      the duly executed Pledge Agreements, together with
(A) original stock certificates evidencing the issued and outstanding shares of capital stock pledged to the Collateral Agent for the benefit of the Lenders pursuant to the Pledge Agreements, and (B) stock powers or other appropriate instruments of transfer executed in blank;

                  (f) the duly executed Copyright Security Agreement, Patent Security Agreement and the Trademark Security Agreement;

                  (g) a certificate of a Secretary or Assistant Secretary of each Credit Party, attaching and certifying copies of its Articles of Incorporation, Bylaws and unanimous written consent of its board of directors, authorizing the execution, delivery and performance of the

Security Documents to which it is a party and certifying the name, title and true signature of each officer of such Credit Party executing the Credit Documents to which it is a party;

                  (h) a favorable written opinion of counsel to the Credit Parties, addressed to the Collateral Agent and each of the Lenders, and covering such matters relating to the Credit Parties, the Amendment, the Security Documents and the transactions contemplated therein as the Collateral Agent or the Required Lenders shall reasonably request;

                  (i) certificates of insurance, in form and detail acceptable to the Collateral Agent, describing the types and amounts of insurance (property and liability) covering any of the tangible insurable Collateral maintained by the Credit Parties in each case naming the Collateral Agent as loss payee or additional insured, as the case may be, together with a lender's loss payable endorsement in form and substance satisfactory to the Collateral Agent; and

                  (j) evidence that the ratio of Total Funded Debt as of the Third Amendment Effective Date to EBITDA for the most recently ended four fiscal quarter period does not exceed 5.5:1.0.

                            C. POST CLOSING COVENANT

         1. The Borrower agrees to deliver, or cause to be delivered, to the Administrative Agent no later than forty-five days after the Third Amendment Effective Date:

                  (a) the duly executed Deeds of Trust covering all of the Real Estate owned or leased by the Borrower or any other Credit Party described in Section A of Schedule 1.1R, the duly executed Collateral Assignments covering all locations where the Borrower or any other Credit Party leases warehouse or distribution space as described in Section B of Schedule 1.1R with landlord consents (unless waived by the Administrative Agent after determining in its sole discretion that the Credit Parties have unsuccessfully used their commercially reasonable efforts to obtain such Collateral Assignments and landlord consents), duly executed counterparts of Processor Agreements with all third party processors of any Credit Party's inventory if the inventory located with such processor has an aggregate value of $250,000 or more (unless waived by the Administrative Agent after determining in its sole discretion that the Credit Parties have unsuccessfully used their commercially reasonable efforts to obtain such Processor Agreements), and the duly executed counterparts of the other Real Estate Documents;

                  (b) (i) title insurance policies (with endorsements as required by the Administrative Agent), current as-built ALTA/ACSM Land Title surveys certified to the Collateral Agent, and except to the extent waived by the Administrative Agent in its sole discretion, zoning letters, building permits and certificates of occupancy, in each case relating to the Real Estate described in Section A of Schedule 1.1R, in form and substance satisfactory to the Administrative Agent; (ii) evidence that counterparts of such Deeds of Trust have been recorded in all places to the extent necessary or desirable, in the judgment of Administrative Agent, to create a valid and enforceable first priority lien (subject to Liens permitted pursuant to Section 8.01) on each such Deed of Trust Property in favor of the Collateral Agent for the benefit of the Lenders and SunTrust Bank (or in favor of such other trustee as may be required or desired under local law); and (iii) an opinion of counsel in each state in which the Real Estate listed in Section A of Schedule 1.1R is located in form and substance and from counsel satisfactory to the Administrative Agent; and

                  (c) satisfactory field audits of all accounts receivable, inventory and other personal property of the Credit Parties requested by the Lenders.

         2. The Borrower agrees to deliver, or cause to be delivered, to the Administrative Agent no later than fifteen days after the Third Amendment Effective Date, UCC, tax, judgment and fixture lien searches in all jurisdictions and under all names that the Administrative Agent has requested, showing no Liens of record other than Liens permitted under the Credit Agreement.

         3. The Borrower agrees to deliver, or cause to be delivered, to the Administrative Agent no later than thirty days after the Third Amendment Effective Date, certified articles of merger, assignments, releases of liens and such other documents as the US Patent and Trademark Office shall require, or otherwise, to evidence each Credit Party's patents, patent applications, trademarks and trademark applications as being owned by such Credit Party under its current name.

         4. The Borrower acknowledges and agrees that the failure of the Borrower to satisfy the foregoing conditions by the deadlines set forth above shall constitute an Event of Default under the Credit Agreement.

                                  D. COLLATERAL

         1. The Borrower agrees that it has or will, pursuant to Section C(1) above, pledge and cause all of its Subsidiaries to pledge all of their real and personal property as Collateral under the Security Documents for their respective obligations under the Credit Documents and the Borrower's obligations under the SunTrust Note, except that the Borrower and its Subsidiaries shall not be obligated to pledge the following assets or property:

                  a. All assets and property of Dixie Funding II, and all capital stock of Dixie Funding II;

                  b. All assets of the Borrower and its Subsidiaries excluded from the definition of Collateral as defined in the Security Agreement, including without limitation, (i) all accounts receivable and related assets sold or contributed, or purported to be sold or contributed, directly or indirectly, to Dixie Funding II pursuant to the Borrower's asset securitization, (ii) all accounts receivable and related assets owed by account debtors located outside the United States to the extent factored by GE Factors or any third party and
         (iii) all accounts receivable of Fabrica International and related assets factored by SunTrust Bank so long as the proceeds thereof are deposited into bank accounts at SunTrust Bank subject to the Master Account Agreement;

                  c. All equipment or related collateral owned by SAFECO Credit Company, Inc. and leased to The Dixie Group, Inc. pursuant to that certain Master Equipment Lease Agreement dated as of August 15, 2000, and all subleases of such equipment;

                  d. All capital stock of Chroma Technologies, Inc. and Fabrica International, Inc.;

                  e. The Borrower's office at the Chattanooga, Tennessee airport, the Borrower's lease of (i) its New York show room located at 295 Fifth Avenue, New York, New York 10016, (ii) its New York sales office located at 469 Seventh Avenue, New York, New York 10018, (iii) its Atlanta carpets show room located at 240 Peachtree Street, NW, Atlanta, GA 30305, (iii) its Chicago carpets show room located at 222 Merchandise Mart Plaza, and (iv) its High Points, North Carolina carpets show room located at 305 West High Street, High Points, North Carolina 27260;

                  f. The lots of real estate described, with their approximate value, on Exhibit B; and

                  g.       All trucks and other rolling stock of the Credit
         Parties.

         2. The Borrower agrees that it will not permit the aggregate amount of accounts receivable owed by accounts debtors located outside the United States to exceed $5,000,000 at any time.

         3. The Borrower agrees that it will not permit the aggregate amount of property located at its warehouse in the Netherlands to exceed $2,000,000 at any time.

                                E. MISCELLANEOUS

         1. Except for the amendments and agreements expressly set forth above, the Credit Agreement shall remain unchanged and in full force and effect. The Borrower acknowledges and expressly agrees that the Lenders reserve the right to, and do in fact, require strict compliance with the terms and provisions of the Credit Agreement, as amended by this Amendment.

         2. The Borrower hereby affirms and restates as of the date hereof all covenants set forth in the Credit Agreement, as amended hereby, and such covenants are incorporated by reference herein as if set forth herein directly.

         3. To induce the Lenders to enter into this Amendment (A) the Borrower hereby represents and warrants that the representations and warranties set forth in Article VI of the Credit Agreement as amended hereby are true and correct, (B) the Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and in the Credit Documents, effective as of the date hereof; and (C) the Borrower hereby certifies that no Event of Default has occurred and is continuing.

         4. The Borrower agrees to pay all costs and expenses of the Administrative Agent and the Lenders incurred in connection with the preparation, execution, delivery and enforcement of this Amendment, including the reasonable fees and out-of-pocket expenses of Administrative Agent's and each Lender's counsel.

         5. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and all other Credit Documents shall remain in full force and effect. The parties hereto do expressly ratify and confirm the Credit Agreement as amended herein.

         6. The Borrower hereby agrees that except as explicitly stated herein nothing herein shall constitute a waiver by the Lenders of any Event of Default, whether known or unknown, which may exist under the Credit Agreement. The Borrower hereby further agrees that no action, inaction or agreement by the Lenders, including, without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders. In addition, the Borrower acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against the Administrative Agent or any Lender with regard to any of the obligations due under the terms of the Credit Agreement or any other Credit Document as of the date of this Amendment.

         7. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

         8. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

         9. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

         10. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         IN WITNESS the hand and seal of the parties hereto through their duly authorized officers, as of the date first above written.

                                  THE DIXIE GROUP, INC.



                                  By: /s/ Danie K. Frierson
                                      ------------------------------------------
                                      Daniel K. Fierson
                                      Chairman and CEO


                                  By: /s/ Gary A. Harmon
                                      ------------------------------------------
                                      Gary A. Harmon
                                      Vice President and Chief Financial Officer


                                  Attest: /s/ Starr T. Klein
                                          --------------------------------------
                                       Starr T. Klein
                                       Secretary

                                       [CORPORATE SEAL]

Address:
The Dixie Group, Inc.
1100 Watkins Street
Chattanooga, Tennessee 37404
Attn: Mr. Gary A. Harmon

Telephone: (423) 493-7241
Facsimile: (423) 493-7353


                      [SIGNATURE PAGE TO THIRD AMENDMENT]

                                     SUNTRUST BANK, formerly known as
                                     SunTrust Bank, Atlanta, individually and as Administrative Agent



                                     By: /s/
                                        ----------------------------------------
                                        Title:


Address:
SunTrust Bank
303 Peachtree Street
Atlanta, Georgia 30308
Attn: Mr. Bradley J. Staples

Telephone: (404) 230-5099
Facsimile: (404) 575-2594

Payment Office:
25 Park Place, 23rd Floor
Atlanta, Georgia 30303


                      [SIGNATURE PAGE TO THIRD AMENDMENT]

                                        BANK OF AMERICA, N.A., formerly known as
                                        Nationsbank, N.A., individually and as
                                        Documentation Agent



                                        By: /s/
                                           -------------------------------------
                                           Title:


Address:
100 North Tryon Street, 8th Floor
Charlotte, NC 28255
Attn: Mr. David Dinkins

Telephone: (704) 386-2951
Facsimile: (704) 386-1270


                      [SIGNATURE PAGE TO THIRD AMENDMENT]

                                       SOUTHTRUST BANK, formerly known as
                                       SOUTHTRUST BANK, NATIONAL
                                       ASSOCIATION



                                       By:  /s/
                                          --------------------------------------
                                          Title:

Address:
230 Fourth Avenue, 8th Floor
Nashville, TN 37219
Attn: Mr. Bradford Vieira

Telephone: (615) 880-4115
Facsimile: (615) 880-4004


                      [SIGNATURE PAGE TO THIRD AMENDMENT]

                                        FIRST UNION NATIONAL BANK



                                        By: /s/
                                           -------------------------------------
                                           Title:


Address:
201 South College Street, CP-6
Charlotte, NC 28288-0737
Attn: Mr. David Silander

Telephone: (704) 383-5124
Facsimile: (704) 374-4973


                      [SIGNATURE PAGE TO THIRD AMENDMENT]

                                      THE CHASE MANHATTAN BANK



                                      By: /s/
                                         ---------------------------------------
                                         Title:


Address:
1411 Broadway, 5th Floor
New York, NY 10018
Attn: Mr. James A. Knight

Telephone: (212) 391-7679
Facsimile: (212) 391-2102


                      [SIGNATURE PAGE TO THIRD AMENDMENT]

                                  SCHEDULE 1.1R

A.       REAL ESTATE LOCATIONS FOR DEEDS OF TRUST

Office Building - Held For Sale         (No title insurance, survey or other
1100 South Watkins Street               real estate diligence to be required on
Chattanooga, TN 37404                   this location)
(Hamilton County)

Bretlin, Inc.
380 S. Industrial Blvd.
Calhoun, GA 30701 (Gordon County)

Bretlin Recycling
1465 Shattuck Industrial Blvd.
Lafayette, GA 30728 (Walker County)

Bretlin - Needlepunch - Dalton
1627 Abutment Road
Dalton, GA 30720 (Whitfield County)

Bretlin - Colormaster
200 Fair Street Extension
Calhoun, GA 30701 (Gordon County)

Candlewick Yarns
1529 Waring Rd.
Dalton, GA 30720 (Whitfield County)

Candlewick Calhoun Yarn Plant
185 South Industrial Blvd.
Calhoun, GA  30701 (Gordon County)

Candlewick Extrusion
246 Old Dalton Road
Calhoun, GA 30701 (Gordon County)

Candlewick Hurst Plant
716 Industrial Blvd
Ringgold, GA 30736 (Catoosa County)

Candlewick Lemoore Plant
711 Cinnamon Drive
Lemoore, CA 93245 (Kings County)

Candlewick Roanoke Plant
1130 Lafayette Rd.
Roanoke, AL 36274 (Randolph County)

Carriage Industries, Inc.
185 South Industrial Blvd., SW
Calhoun, GA  30701 (Gordon County)

Carriage Keystone Building
185 South Industrial Blvd., SW
Calhoun, GA  30701 (Gordon County)

Colorworks
341 Beamer Rd.
Calhoun, GA 30701 (Gordon County)

Carriage Distribution Center
843 Union Grove Rd.
Calhoun, GA 30701 (Gordon County)

Dixie Logistics Truck Shop
South Industrial Blvd., SW
Calhoun, GA  30701 (Gordon County)

Masland Carpets
716 Bill Myles Drive
Saraland, AL 36571 (Mobile County)

Masland Carpets
209 Carpet Dr.
Atmore, AL 36502 (Escambia County)

Fabrica (Manufacturing Facility) - Leased
2801 Pullman Street
Santa Ana, CA 92705

Fabrica
Catalina Island Condominium
89 Gaviota
Avalon, CA

Carriage Indiana Warehouse
24127 County Rd. #6

Elkhart, IN 46514 (Elkhart County)

Dixie Group
2626 York Road #01 098 049 00 000 ($74,800) [Dixie leases this property to H&S Homes, LLC w/ option to purchase] and 2618 York Road #01 098 050 00 000 ($51,000)
Gaston County, NC

Dixie Group
Hope Mills (21.08 acres) #0414-67-1635 ($87,617) Hope Mills (67.15 acres Mill land including 20.72 acres Hope Mills Lake) #0414-69-9200 ($127,172) Cumberland County, NC

Golf Course and tracts of land in Lupton City, Tennessee

B. LEASED LOCATIONS FOR COLLATERAL ASSIGNMENTS OF LEASE OR COLLATERAL ASSIGNMENTS OF DISTRIBUTION AGREEMENTS

Bretlin Tufting - Leased
3515 Corporate Drive
Dalton, GA 30720 (Whitfield County)

Bretlin - Sales - Dalton - Leased
3352 Blake Drive
Dalton, GA 30720 (Whitfield County)

Bretlin Tufting - Leased
75C Lowy Drive
Chatsworth, GA 30705 (Murray County)

Bretlin Mauldin Warehouse - Leased
1147 Mauldin Road
Calhoun, GA 30701(Gordon County)

Bretlin Samples - Leased
150 Connector 3
Dalton, GA 30722 (Whitfield County)

Bretlin Raw Material Warehouse - Leased
Brookhollow Industrial Park Boulevard
Dalton, GA  30722 (Whitfield County)

Candlewick West Coast Sales Office and Warehouse - Leased
13930 Mica Street
Santa Fe Springs, CA 90670 (Los Angeles County)

Candlewick Raw Material Warehouse - Leased
2363 HWY 41
Calhoun, GA (Gordon County)

Candlewick Raw Material Warehouse - Leased
210 Second Street
Ft. Oglethorpe, GA 30742

Carriage Warehousing - Distribution Agreement
1201 South 2nd Ave.
Mansfield, TX 76063

Carriage Warehousing - Distribution Agreement

101 S. Evans
Newton, KS 37114

Carriage Warehousing - Distribution Agreement
3033 Industrial Way, N.E.
Salem, OR 97303

Carriage Warehousing - Distribution Agreement
5882 E. Berry St.
Ft. Worth, TX 76119

Dixie Logistics Office - Leased
South Industrial Blvd.
Calhoun, GA 30701 (Gordon County)

Fabrica
1895 South Standard Avenue
Santa Ana, CA 92705

                                    EXHIBIT A

            ADDITIONAL AGENCY PROVISIONS RELATING TO COLLATERAL AGENT

         SECTION 10.09. COLLATERAL AGENT PROVISIONS. (a) Each Lender hereby designates SunTrust Bank as Collateral Agent to act as specified in this Agreement and in the Security Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

         (b) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Collateral Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement except as expressly set forth herein.

         (c)      (i)      Each Lender agrees that, independently and without
reliance upon the Collateral Agent, or the directors, officers, agents or employees of the Collateral Agent or of any other Lender, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the taking or not taking of any action in connection with this Agreement and the other Credit Documents, including the decision to enter into this Agreement and to purchase the participation in the Masland Bonds, and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries, and, except as expressly provided in this Agreement, the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance or at any time or times thereafter.

                  (ii) The Collateral Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Notes or the Masland Bonds or the financial condition of the Borrower or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes or the Masland Bonds, or the financial condition of the Borrower or its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

         (d) If the Collateral Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or the Security Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Required Lenders and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Collateral Administrative Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders; provided, however, that the Collateral Agent shall not be required to act or not act in accordance with any instructions of the Required Lenders if to do so would expose the Collateral Agent to personal liability or would be contrary to any Credit Document or to applicable law.

         (e) The Collateral Agent may assume that no Event of Default has occurred and is continuing, unless the Collateral Agent has received notice from the Borrower stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing.

         (f) Neither the Collateral Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by them in such capacity under or in connection with the Credit Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Collateral Agent and their respective directors, officers, agents, and employees:

                  (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof in form satisfactory to the Administrative Agent, signed by the payee and may treat each Lender as the owner of that Lender's interest in the obligations due to the Lender for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender;

                  (ii) may consult with legal counsel, in-house legal counsel, independent public accountants, in-house accountants and other professionals, or other experts selected by it with reasonable care, or with legal counsel, independent public accountants, or other experts for the Borrower, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, independent public accountants, or experts;

                  (iii) will not be responsible to any Lender for any statement, warranty, or representation made in any of the Credit Documents or in any notice, certificate, report, request, or other statement (written or oral) in connection with any of the Credit Documents;

                  (iv) except to the extent expressly set forth in the Credit Documents, will have no duty to ascertain or inquire as to the performance or observance by the Borrower or any other Person of any of the terms, conditions, or covenants of any of the Credit Documents or to inspect the property, books, or records of the Borrower or any Subsidiary or other Person;

                  (v) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, or value of any Credit Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

                  (vi) will not incur any liability by acting or not acting in reliance upon any Credit Document, notice, consent, certificate, document, statement, telex, telecopier message or other instrument or writing believed by it or them to be genuine and to have been signed, sent or made by the proper Person; and

                  (vii) will not incur any liability for any arithmetical error in computing any amount payable to or receivable from any Lender hereunder, including, without limitation, payment of principal and interest on the Notes, Advances, and other amounts; provided that promptly upon discovery of such an error in computation, the Collateral Agent, the Lender, and (to the extent applicable) the Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

         (g) Each Lender and SunTrust Bank, individually, shall, ratably in accordance with the respective outstanding principal amount of its Advances with respect to any Lender and in accordance with the outstanding principal amount under the SunTrust Chattanooga Note, indemnify and hold the Collateral Agent and its directors, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements) that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of the Credit Documents (other than losses incurred by reason of the failure by the Borrower to pay the obligations due to the Lenders hereunder or under the Notes) or any action taken or not taken by it as Collateral Agent thereunder, except for the gross negligence or willful misconduct of such party. Without limitation of the foregoing, each Lender shall reimburse the Collateral Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Collateral Agent in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization), or enforcement of the Credit Documents, to the extent that the Borrower is required to pay that cost or expense but fails to do so upon demand.

         (h) SunTrust Bank (and each successor Collateral Agent) has the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not the Collateral Agent and the term "the Lenders" or "Lender" includes SunTrust Bank in its individual capacity. SunTrust Bank (and each successor Collateral Agent), and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower and any Affiliate or Subsidiary of the Borrower, as if it were not the Collateral Agent and without any duty to account therefor to the Lenders. SunTrust Bank (and each successor Collateral Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs, expenses and fees as the Collateral Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder, except as otherwise provided herein. This Agreement shall not be deemed to constitute a joint venture or partnership among the Lenders.

         (i) The Collateral Agent may resign as such at any time by written notice to the Borrower and the Lenders, to be effective upon a successor's acceptance of appointment as Collateral Agent. In such event, subject to the approval of the Borrower, the Required Lenders shall appoint a successor Collateral Agent, who must be from among the Lenders; provided, that the Collateral Agent shall be entitled to appoint a successor Collateral Agent from among the Lenders, subject to acceptance of appointment by that successor Collateral Agent and subject to the approval of the Borrower, if the Required Lenders have not appointed a successor Collateral Agent within thirty (30) calendar days after the date the Collateral Agent gave notice of resignation or was removed. Upon a successor's acceptance of appointment as Collateral Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the Collateral Agent under the Credit Documents, and the resigning Collateral Agent will thereupon be discharged from its duties and obligations thereafter arising under the Credit Documents.

                                    EXHIBIT B

                                   EXTRA LOTS

Lupton City, TN:

Lot 126 Lupton City  ($1,250)
Lot 85 Lupton City ($1,625)
Lot 128 Lupton City ($800)
Lot 127 Lupton City ($1,175)

Gaston County, NC:

May Street  #01 041 063 00 000  ($6,500)
S. York Road #01 098 051 00 000  ($4,600)
S. York Road #01 098 052 00 000  ($17,500)
S. York Road #01 098 53 00 000   ($17,400)
York Road #01 098 054 00 000  ($16, 300)
Myers Street #10 063B 016 00 000  ($600)
Bush Street #10 063B 095 00 000  ($700)
Hwy 321 #10 063C 008 00 000   ($3,400)
Meadow Street #10 063C 009 00 000   ($3,400)
Meadow Street #10 063C 010 00 000 ($3,000)
Meadow Street #10 063C 011 00 000   ($3,000)
Meadow Street #10 063C 012 00 000 ($5,100)
Meadow Street #10, 063C 013 00 000 ($3,000)
Meadow Street #10 063C 014 00 000 ($3,000)
Meadow Street #10 063C 015 00 000 ($3,000)
Meadow Street #10 063C 016 00 000 ($14,800)
Myers Street #10 063C 017 00 000 ($3,900)
Myers Street #10 063C 018 00 000 ($3,200)
Myers Street #10 063C 019 00 000 ($3,200)
Myers Street #10 063C 020 00 000 ($3,100)
Myers Street #10 063C 021 00 000 ($1,900)
Myers Street #10 063C 022 00 000 ($2,300)
Myers Street #10 063C 023 00 000 ($3,100)
Myers Street #10 063C 024 00 000 ($3,100)
Myers Street #10 063C 025 00 000 ($3,100)
Myers Street #10 063C 026 00 000 ($3,100)
Westview St. #10 063C 074 00 000 ($7,000)
Goble Street #10 070 002 00 000 ($4,200)
Goble Street #10 070 0002 06 000 ($1,100)
Davis Park Road #10 070A 043 00 000 ($3,600)
York Road #10 070A 051 00 000 ($9,300)

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York Road #10 070A 054 00 000 ($9,900)
York Road #10 070A 055 00 000 ($10,100)
York Road #10 070A 056 00 000 ($10,300)
York Road #10 070A 057 00 000 ($8,600)
York Road #10 070A 058 00 000 ($7,100)
Howard Street (Mt. Holly) #15 019B 119 00 000 ($2,000)
Howard Street (Mt. Holly #15 019B 120 00 000 ($1,900)
8210 Catawba Cove Road (New Hope) #15 124 019 00 912 ($3,300)

Cumberland County, NC:

Hope Mills (9.8 acres) #0414-78-2197 ($35,535)
Hope Mills (.60 acres) #0414-68-0527 ($5,250)
Hope Mills (.65 Bluff Mill Tract) #0405-40-4596) ($2,750)
Hope Mills (7.51 acres Rockfish Creek between Lakeview Dr. and Legion Rd)
  #0414-64-9011 ($9,578)
Hope Mills (lot 24 Courthouse Acres) #0405-45-7138 ($8,000)
Hope Mills (Lot 23 Courthouse Acres) #0405-45-6137 ($8,000)
Hope Mills (Lot 22 Courthouse Acres) #0405-45-5147 ($8,000)
Hope Mills Lot 21 Courthouse Acres) #0405-45-4136 ($8,000)

Warehouse leased in the Netherlands

                       THIRD AMENDMENT TO CREDIT AGREEMENT

                                  SCHEDULE 6.01

                                  SUBSIDIARIES

Material Subsidiaries:

      Company                   Jurisdiction     Parent
      -------                   ------------     ------
Amtex, Inc.                       Tennessee      The Dixie Group, Inc.
Bretlin, Inc.                     Georgia        Carriage Industries, Inc.
Candlewick Yarns, Inc.            Tennessee      Carriage Industries, Inc.
Carriage Industries, Inc.         Georgia        The Dixie Group, Inc.
Chroma Technologies, Inc.         California     The Dixie Group, Inc.
Dixie Funding, Inc.               Tennessee      The Dixie Group, Inc.
Dixie Group Logistics, Inc.       Georgia        Carriage Industries, Inc.
Fabrica International             California     The Dixie Group, Inc.

Other Subsidiaries:


      Company                   Jurisdiction      Parent
      -------                   ------------      ------
C-Knit Apparel, Inc.              Tennessee       The Dixie Group, Inc.
Dixie Export, Inc.                U.S.V.I         The Dixie Group, Inc.
Dixie Funding II, Inc.            Tennessee       The Dixie Group, Inc.
Wingate Carpets, Inc.             Georgia         Carriage Industries, Inc.

                       THIRD AMENDMENT TO CREDIT AGREEMENT

                                  SCHEDULE 8.01

                                      LIENS

(i)      Specific Assets

a. All equipment or related collateral owned by or pledged to SAFECO Credit Company, Inc. and leased to The Dixie Group, Inc. pursuant to that certain Master Equipment Lease Agreement dated as of August 15, 2000; and all subleases of such equipment;

b. Real property located in Calhoun, Georgia is subject to a Deed to Secure Debt dated August 4, 1993, in the amount of $544,156.20 incurred upon the purchase of the property. A Carriage Industries distribution center is now under construction on the property.

c. The Borrower and its Subsidiaries have recorded UCC Financing Statements to effect the sale of its Accounts in connection with the Loan Agreement, dated as of June 23, 2000 among the Borrower, Dixie Funding II, Three Pillars Funding Corporation and SunTrust Equitable Securities Corporation.

d. Liens on the shares of stock of Fabrica International and Chroma Technologies, Inc. pledged to the former owners to the extent that such shares of stock secure the contingent deferred purchase price owed to the former owners.

 (ii) Miscellaneous

a. All locations: security interests have been granted in connection with various copiers, computers and miscellaneous office equipment.

b. All locations: security interests in accounts receivables have been granted in connection with various factoring contracts.

c. All locations; security interests have been granted in the ordinary course of business in connection with various automobiles, trucks, tractor and trailers and operating leases.